Exhibit 10.3

SECURITY AGREEMENT

This Security Agreement (the “Security Agreement”) dated this 25th of February 2011, is made and executed by and between Peak Wellness, Inc., a Connecticut corporation doing business as Peak Wellness Biopharma (“Secured Party”), and Atlas Acquisition Corp., a Nevada corporation (“Grantor”).

RECITALS

WHEREAS, pursuant to that certain Intellectual Property Purchase Agreement (the “IPPA”) of even date herewith, by and among, the Secured Party, Atlas Therapeutics Corporation and Grantor, Grantor is indebted to the Secured Party in the aggregate principal amount of Seven Hundred Thousand Dollars ($700,000) (the “Debt”) as evidenced by that certain Promissory Note of the Grantor to the Secured Party, dated as of the date hereof, and in the form of Exhibit A attached hereto (the “Note”);

WHEREAS, it is a condition of the IPPA and the Note that Grantor execute and deliver this Security Agreement to the Secured Party, to secure, for the full benefit of the Secured Party and any and all future holders from time to time of the Note, the full payment and performance of the Note and the other obligations referred to herein; and

WHEREAS, capitalized terms used in this Security Agreement but not elsewhere defined herein shall have the respective meanings ascribed to such terms in the IPPA.

NOW THEREFORE, for and in valuable consideration and the Purchase Price set forth in the IPPA, Grantor hereby agrees with the Secured Party as follows:

1.           GRANT OF SECURITY.  To secure the full payment of the Note and performance of the obligations contained in the Note, Grantor hereby grants to the Secured Party, for the benefit of the Secured Party and any subsequent holder of the Note, a continuing security interest in and to the Acquired Assets, as such term is defined in the IPPA (hereinafter the “Collateral”).  Grantor further agrees that the Secured Party shall have the rights stated in this Security Agreement with respect to the Collateral as well as other rights which the Secured Party may have under the laws of the State of New York.

2.           FURTHER ASSURANCES. Grantor will, and the Secured Party may, from time to time execute (if required) and file or record, at the cost and expense of Grantor, all financing statements, amendments or supplements thereto, continuation statements with respect thereto and all other instruments, including the filing of this Security Agreement, which may be necessary or which the Secured Party may from time to time reasonably deem appropriate and request (if the Secured Party chooses not to act on its own), in order to perfect, protect and maintain the security interests hereby granted.  Grantor will promptly deliver to the Secured Party a copy of each such instrument filed or recorded by it and evidence of its filing or recording in the manner required.  Grantor further agrees that a carbon, photographic, photostatic or other reproduction of this Security Agreement or of a financing statement is sufficient as a financing statement.

3.           REPRESENTATIONS AND WARRANTIES.  Grantor hereby represents and warrants to the Secured Party that:

(a)           Grantor holds good and marketable title to the Collateral, free and clear of all liens and encumbrances except for the lien of this Security Agreement. No financing statement covering any of the Collateral is on file in any public office other than those which reflect the security interest created by this Security Agreement or to which the Secured Party has specifically consented.  Grantor shall defend the Secured Party’s rights in the Collateral against the claims and demands of all other persons;

(b)           Grantor agrees to take whatever actions are required by the Secured Party to perfect and continue the Secured Party’s security interest in the Collateral;

(c)           Grantor shall notify the Secured Party in writing at the Secured Party’s address prior to any: (i) change in Grantor’s name; (ii) change in Grantor’s assumed business name; or (iii) change in the jurisdiction of its organization.  No change in Grantor’s name or jurisdiction will take effect until after the Secured Party has received notice;

(d)           The execution and delivery of this Security Agreement shall not violate any law or agreement governing Grantor or to which Grantor is a party;

(e)           To the extent the Collateral consists of general intangibles, as defined by the Uniform Commercial Code (the “UCC”), (i) the Collateral is enforceable in accordance with its terms, is genuine, and fully complies with all applicable laws and regulations concerning form, content and manner of preparation and execution; and (ii) all persons appearing to be obligated on the Collateral have authority and capacity to contract and are in fact obligated as they appear to be on the Collateral. There shall be no setoffs or counterclaims against any of the Collateral, and no agreement shall have been made under which any deductions or discounts may be claimed concerning the Collateral except those disclosed to the Secured Party in writing;

(f)           Grantor shall not sell, offer to sell, or otherwise transfer or dispose of the Collateral. Grantor shall not pledge, mortgage, encumber or otherwise permit the Collateral to be subject to any lien, security interest, encumbrances, or charge, other than the security interest provide for in this Security Agreement, without the prior written consent of the Secured Party.  This includes security interests even if junior in right to the security interest granted under this Security Agreement. Unless waived by the Secured Party, all proceeds from any disposition of the Collateral for whatever reason shall be held in trust for the Secured Party and shall not be commingled with any other funds, provided, however, that this requirement shall not constitute consent by the Secured Party to any sale or other disposition. Upon receipt, Grantor shall immediately deliver any such proceeds to the Secured Party;

(g)           Grantor agrees to keep and maintain, and to cause others to keep and maintain, if applicable, the Collateral in good order, repair and condition at all times while this Security Agreement remains in effect. Grantor further agrees to pay when due all claims for work done on, or services rendered or material furnished in connection with the Collateral so that no lien or encumbrance may ever attach to or be filed against the Collateral;

(h)           The Secured Party, or any person or persons designated by it, shall have the right, from time to time, to call at Grantor’s place or places of business during reasonable business hours, and, without hindrance or delay, to inspect, audit, check and make extracts from Grantor’s books, records, journals, orders, receipts and any correspondence and other data relating to the Collateral or to Grantor’s business and shall have the right to make such verification concerning the Collateral as Secured Party may consider reasonable under the circumstances, all at Grantor’s expense;

(i)           Grantor shall pay, when due, all taxes, assessments, and liens upon the Collateral, or its use or operation;

(j)           Grantor shall comply promptly with all laws, ordinances, rules and regulations of all governmental authorities, now or hereafter in effect, applicable to the ownership, production, disposition, or use of the Collateral;

(k)           Without the prior written consent of the Secured Party, Grantor will not enter into any merger or consolidation, or sell, lease or otherwise dispose of all or substantially all of its assets, or enter into any transaction outside the ordinary course of Grantor’s business unless it provides for the full payment and satisfaction of the obligations under the Note; and

(l)           In addition to any other notices required pursuant to this Security Agreement, Grantor will promptly advise the Secured Party in reasonable detail:  (i) of the assertion or imposition of any lien against any or all of the Collateral; (ii) of any material adverse change in the composition or aggregate value of the Collateral; (iii) concerning the commencement of or any material development in any investigation of Grantor, or any administrative or judicial proceeding against Grantor, by any governmental authority if such investigation or proceeding may result in the imposition of any lien against the Collateral or any part thereof (whether or not any such lien has then been claimed or asserted); or (iv) concerning any other event likely to have a material adverse effect on the aggregate value of the Collateral or on the perfection or priority of the Secured Party’s security interest therein.

4.           CROSS-COLLATERIZATION.  In addition to the Note, this Security Agreement shall secure all obligations, debts, and liabilities, plus interest thereon, of Grantor to the Secured Party, any one or more of them, as well as all claims by the Secured Party against Grantor or any one or more of them whether now existing or hereafter arising, whether related or unrelated to the purpose of the Note, whether voluntary or otherwise, whether due or not due, direct or indirect, determined or undetermined, absolute or contingent, liquidated or unliquidated whether Grantor may be liable individually or jointly with others, whether obligated as guarantor, surety, accommodation party or otherwise, and whether recovery upon such amounts may be or hereafter may become barred by any statute of limitation, and whether the obligation to repay such amounts may be or hereafter may become otherwise unenforceable.

5.           GRANTOR’S RIGHT TO POSSESSION.  Until default under the Note, Grantor may have possession of the tangible assets and beneficial use of all the Collateral and may use it in any lawful manner not inconsistent with this Security Agreement, provided that Grantor’s right to possession and beneficial use shall not apply to any Collateral where possession of the Collateral by the Secured Party is required by law to perfect the Secured Party’s security interest in such Collateral. The Secured Party shall not be required to take any steps necessary to preserve any rights in the Collateral against prior parties, neither to protect nor to preserve nor to maintain any security interest given to secure the indebtedness.

6.           RIGHTS, POWERS AND LIMITATION OF LIABILITY.

(a)           Appointment as Grantor’s Attorney-in-Fact. Grantor hereby irrevocably appoints the Secured Party as Grantor’s agent and attorney-in-fact, with full power in Grantor’s name or its own name and at Grantor’s expense, and whether the Secured Party acts directly or through one or more of its representatives, to execute, endorse and deliver any and all agreements, assignments, pledges, instruments, documents, and any other writings, and to take any and all other actions, which the Secured Party may in its sole discretion deem necessary or desirable to effect the terms and purposes of this Security Agreement, including without limitation:  (i) to take any action which the Secured Party is authorized to take under Section 6(b) hereof in the event Grantor fails to perform or comply with any of its duties, covenants or agreements hereunder; and (ii) to exercise, during the continuation of an Event of Default, any and all rights and remedies specified in Section 8 hereof;

(b)           Right to Perform for Grantor. If Grantor fails at any time to perform or comply with any of its obligations, covenants or agreements hereunder, the Secured Party may (but shall not be obligated to) take such action, in its own name or as the Debtor’s attorney-in-fact as provided in Section 6(a) hereof, as the Secured Party shall deem necessary or desirable to effect such performance or compliance, including without limitation:  (i) the preservation and maintenance of the Collateral and the payment, discharge, contest and/or settlement of any and all taxes and third-party claims and charges; (ii) the removal or avoidance of the imposition of liens against any or all of the Collateral; and (iii) the timely collection of payments due and the enforcement of remedies available under or with respect to the Collateral and related warranties and other agreements; and (iv) the execution and filing (to the extent permitted under the UCC and other applicable law) of financing and continuation statements and amendments and other documents with appropriate governmental authorities;

(c)           Limitation of Liability.  Grantor agrees that the Secured Party shall have no obligation to exercise any of its rights, powers and remedies hereunder and no liability to Grantor or any other person for not doing so.  Grantor further agrees that to the extent the Secured Party does exercise any of such rights, powers or remedies (i) the Secured Party shall be accountable to Grantor and/or any other persons only for amounts it actually receives as the result of such exercise (and not for amounts to which it is or may be entitled or which it might have received had it elected to take additional action) and (ii) neither the Secured Party nor any of its representatives shall have any liability to Grantor or any other person for any act or omission in connection with such exercise except for (A) the Secured Party’s or any such representative’s failure to exercise reasonable care as required under the UCC or to otherwise comply with UCC provisions or (B) the Secured Party’s or any such representative’s willful misconduct.

7.           DEFAULT.  Each of following shall constitute an Event of Default under this Security Agreement:

(a)           Payment Default. Grantor fails to make any payment when due under the Note;

(b)           Other Defaults.  Grantor fails to comply with or to perform any other material term, obligation, covenant or condition contained in this Security Agreement or in any of the Related Agreements;

(c)           Default in Favor of Third Parties. In the event that Grantor defaults under any loan, extension of credit, security agreement, purchase and sale agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Grantor’s assets or Grantor’s ability to repay the Note or perform its respective obligations under this Security Agreement;

(d)           Defective Collateralization. This Security Agreement ceases to be in full force and effect, including failure of any collateral document to create a valid and perfected security interest or line, at any time and for any reason;

(e)           False Statements. Any warranty, representation, or statement made or furnished to the Secured Party by Grantor or on Grantor’s behalf under this Agreement is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter;

(f)           Bankruptcy. The appointment of a receiver for any part of Grantor’s assets, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Grantor; and/or

(g)           Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Grantor or by any governmental agency against any collateral securing the indebtedness. This includes a garnishment of any of Grantor’s accounts.

8.           RIGHTS AND REMEDIES ON DEFAULT.  If an Event of Default occurs under this Security Agreement, at any time thereafter, the Secured Party shall have all the rights of a secured party under the UCC.  In addition and without limitation, the Secured Party may exercise any one or more of the following rights and remedies:

(a)           all obligations under the Note and hereunder may (notwithstanding any provisions thereof), at the option of the Secured Party and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable;

(b)           without notice, demand or legal process of any kind, the Secured Party may take possession of any or all of the Collateral (in addition to Collateral of which it already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may, without a breach of the peace, enter into any of Grantor’s premises where any of the Collateral may be or be supposed to be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of, and the Secured Party shall have the right to store the same in any of Grantor’s premises without cost to the Secured Party, and Secured Party may exercise from time to time any rights and remedies available to it under applicable law, including the UCC, in addition to, and not in lieu of, any rights and remedies expressly granted in this Security Agreement or in any other instrument or agreement executed by Grantor;

(c)           at the Secured Party’s request, Grantor will, at Grantor’s expense, assemble the Collateral at one or more places, reasonably convenient to both parties, where the Collateral may, at the Secured Party’s option, remain, at Grantor’s expense, pending sale or other disposition thereof;

(d)           the Secured Party may, at any time in the Secured Party’s discretion, transfer any Collateral into its own name or that of the Secured Party’s nominee, and the Secured Party may, pursuant to Section 6(a) of this Security Agreement, execute any such documents as may be necessary to effectuate said change;

(e)           the Secured Party shall have the right, either itself or through a receiver, to:  (i) collect the payments, rents, income, or revenues from the Collateral and hold the same as security for the amounts due under the Note or apply it to payment of the indebtedness under the Note in such order of preference as the Secured Party may determine; (ii) notify any account debtors that accounts have been assigned to the Secured Party and that the Secured Party has a security interest therein; (iii) to direct all such account debtors to make payments to the Secured Party of all or any part of the sums owing Grantor by such account debtors; (iv) to enforce collection of any of the accounts by suit or otherwise; (v) to surrender, release or exchange all or any part of said accounts; or (vi) to compromise, settle, extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby;

(f)           the Secured Party shall have the full power to sell, lease, transfer, or otherwise deal with the Collateral or proceeds thereof in the Secured Party’s own name or that of Grantor. The Secured Party may sell the Collateral at public auction or private sale. Unless the Collateral threatens to decline speedily in value or of a type customarily sold on a recognized market, the Secured Party shall give Grantor, as required by law, reasonable notice of the time and place of any public sale or the time after which any private sale or any other disposition of the Collateral is to be made. The requirements of reasonable notice shall be met if such notice is given at least ten (10) days before the time of the sale or disposition. All expenses relating to the disposition of the Collateral, including without limitation the expenses of retaking, holing, insuring, preparing for sale and selling the Collateral, shall become a part of the indebtedness secured by this Security Agreement and shall be payable on demand, with interest at the Note rate from date of expenditure until repaid. Any proceeds of any sale, lease or other disposition by the Secured Party of any of the Collateral shall be applied as follows:  (i) first, to the payment of the Secured Party’s reasonable expenses in connection with the Collateral, including reasonable attorneys’ fees and legal expenses; (ii) second, to the payment of all other obligations in such manner as the Secured Party may deem advisable; and (iii) third, the balance, if any, to or at the direction of Grantor.  Grantor shall remain liable for any deficiency; and/or.

(g)           Except as may be prohibited by applicable law, all of the Secured Party’s rights and remedies, whether evidenced by this Security Agreement or other writing, shall be cumulative and may be exercise singularly or concurrently. Election by the Secured Party to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Grantor under this Agreement, after Grantor’s failure to perform, shall not affect the Secured Party’s right to declare a default and exercise its remedies.

9.           TERM.

(a)           This Security Agreement shall continue in full force and effect until each and all of the obligations under the Note and any arising hereunder have been paid and discharged in full, whereupon (subject to Section 9(b) below) this Security Agreement shall automatically terminate.  Such termination shall not in any way affect or impair the rights and obligations of the parties hereto relating to any transactions or events prior to such termination, and all indemnities by Grantor shall survive such termination.

(b)           If after receipt of any payment of, or the proceeds of any Collateral for, all or any part of the obligations, the Secured Party is compelled to surrender or voluntarily surrenders such payment or proceeds to any person because such payment or application of proceeds is or may be avoided, invalidated, recaptured, or set aside as a preference, fraudulent conveyance, impermissible setoff or for any other reason, whether or not such surrender is the result of (i) any judgment, decree or order of any court or administrative body having jurisdiction over the Secured Party, or (ii) any settlement or compromise by the Secured Party of any claim as to any of the foregoing with any person (including the primary obligor with respect to any of the Obligations), then the Obligations or part thereof affected shall be reinstated and continue and this Security Agreement shall be reinstated and continue in full force as to such Obligations or part thereof as if such payment or proceeds had not been received, notwithstanding any previous cancellation of any instrument evidencing any such Obligation or any previous instrument delivered to evidence the satisfaction thereof or the termination of this Security Agreement.

10.  NOTICES.  All notices, requests, demands and other communications provided for herein shall be in writing and shall be (a) hand delivered, (b) sent by certified, registered or express U.S. mail, return receipt requested, or reputable next-day courier service or (c) given by telex, telecopy, telegraph or similar means of electronic communication.  All such communications shall be effective upon the receipt thereof, and addressed to the intended recipient as set forth below:

If to the Secured Party:	Peak Wellness, Inc.
195 Field Point Road
Greenwich, Connecticut 06830
Attention: Carlon M. Colker, M.D., FACN
Facsimile: 203-629-0589

With a copy (which shall not constitute notice to the Secured Party) to:
Shapiro Law Offices, LLC
104 Court Street
Middletown, Connecticut 06457
Attention: Jonathan M. Shapiro
Facsimile: (860) 347-3874

If to Grantor:	Atlas Acquisition Corp.
520 S. El Camino Real, 8th Floor
San Mateo, CA 94402
Attention: J.B. Bernstein
Facsimile: (305) 513-5855

With a copy (which shall not constitute notice to Grantor) to:

Ellenoff Grossman & Schole LLP
150 East 42nd Street
New York, New York 10017
Attention: Stuart Neuhauser, Esq.
Facsimile: (212) 370-7889

11.           MODIFICIATIONS.  This Security Agreement, together with any related documents constitutes the entire understanding and agreement of the parties as to the matters set forth in this Security Agreement. No alteration of or amendment to this Security Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

12.           ATTORNEY’S FEES.  Grantor shall pay or reimburse the Secured Party on demand for all costs and expenses (including without limitation reasonable attorneys’ fees and legal expenses) paid or incurred by the Secured Party in exercising or enforcing any of its rights, powers and remedies under this Security Agreement and for all other costs and expenses which the Secured Party has or shall have paid by reason of Grantor’s failure or refusal to do so as and when required hereunder.  The amount of any such cost or expense shall be repayable on demand and, until repayment, all such expenditures incurred or paid by the Secured Party for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by the Secured Party to the date of repayment by Grantor. All such expenses will become a part of the Debt.

13.           NO WAIVER BY THE SECURED PARTY.  The Secured Party shall not be deemed to have waived any rights under this Security Agreement unless such waiver is given in writing and signed by the Secured Party. No delay or omission on the part of the Secured Party in exercising any right shall operate as a waiver of such right or any other right.  A waiver by the Secured Party of a provision of this Security Agreement shall not prejudice or constitute a waiver of the Secured Party’s right otherwise to demand strict compliance with that provision or any other provision of this Agreement. Neither prior waiver by the Secured Party nor any course of dealing between the Secured Party and Grantor shall constitute a waiver of any of the Secured Party’s rights or of any of Grantor’s obligations as to any future transactions. Whenever the consent of the Secured Party is required under this Security Agreement, the granting of such consent by the Secured Party in any instance shall not constitute continuing consent to subsequent instances where such consent is required, and in all cases such consent may be granted or withheld in the sole discretion of the Secured Party.

14.           SEVERABILITY.  If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable, as to any circumstances, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstances.  If feasible, the offending provision shall be considered modified so that it becomes legal, valid, and enforceable.  If the offending provision cannot be so modified, it shall be considered deleted from this Security Agreement.  Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Security Agreement shall not affect the legality, validity, or enforceability of any other provision of this Security Agreement.

15.           SUCCESSORS AND ASSIGNS.  Subject to any limitations stated in this Agreement on transfer of Grantor’s interest, this Security Agreement shall be binding upon and inure to the benefit of the parties, their successors, and assigns, provided, however, that Grantor shall not assign or otherwise transfer any of its rights, interests or obligations hereunder without the Secured Party’s prior written consent. If ownership of the Collateral becomes vested in a person other than Grantor, the Secured Party, without notice to Grantor, may deal with Grantor’s successors with reference to this Security Agreement and the indebtedness by way of forbearance or extension without releasing Grantor from the obligations of this Security Agreement or liability under the Note.  If there shall be more than one Grantor, each Grantor shall be jointly and severally liable hereunder.

16.          SURVIVAL OF REPRESENTATIONS AND WARRANTIES.  All representations and warranties of Grantor and all terms, provisions, conditions and agreements to be performed by Grantor contained herein, and in any other agreement, document and instrument executed by Grantor concurrently herewith, shall be true and satisfied at the time of the execution of this Security Agreement, and shall survive the closing hereof and the execution and delivery of this Security Agreement.

17.           GOVERNING LAW/JURISDICTION.  This Security Agreement shall be construed in all respect in accordance with, and governed by, the laws of the State of New York.  Any action brought by either Grantor or the Secured Party against the other shall be brought only in the state courts or federal courts sitting in New York.

18.           CAPTION HEADINGS.  Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

19.           COUNTERPARTS.  This Security Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. This Security Agreement or any counterpart may be executed and delivered by facsimile copies or delivered by electronic communications by portable document format (.pdf), each of which shall be deemed an original.

IN WITNESS WHEREOF, this Security Agreement has been duly executed as of the first date written above.

GRANTOR:

ATLAS ACQUISITION CORP.

By:	/s/ J.B. Bernstein
Name: J.B. Bernstein
Title: Chief Executive Officer

SECURED PARTY:

PEAK WELLNESS, INC.

d/b/a PEAK WELLNESS BIOPHARMA

By:	/s/ Carlon Colker
Name:
Title: